Exhibit 23.2


                      CONSENT OF INDEPENDENT CERTIFIED
                            PUBLIC ACCOUNTANTS


We have issued our report dated July 28, 1995, accompanying the financial statements of Avant-Garde Telecommunications, Inc. contained in the Registration Statement. We consent to the use of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the caption "Experts."



/s/ GRANT THORNTON LLP

GRANT THORNTON LLP

New York, New York
September 4, 1996